EXHIBIT 10.8


                       EMPLOYMENT AND SEPARATION AGREEMENT

         This Employment and Separation Agreement (hereinafter "Agreement") is made and entered into by and between George A. Lamberth (hereinafter "Lamberth") and Minnesota Corn Processors, Inc., (hereinafter "the Company").

         WHEREAS, Lamberth has been employed by the Company as its Chief Operating Officer and as the President and Chief Executive Officer of Liquid Sugars, Inc. (hereinafter "LSI"); and

         WHEREAS, the Company has recently begun an integration of LSI into the Company; and

         WHEREAS, Lamberth and the Company wish to set forth the terms of Lamberth's role in the integration of LSI into the Company and affect the termination of Lamberth's employment with the Company and LSI following his completion of this role on the terms and conditions set forth herein; and

         WHEREAS, it is the intention of the Company and Lamberth that this Agreement shall constitute the entire agreement between the Company and Lamberth, and shall in all respects supersede, terminate, replace, and supplant the terms and conditions of any and all previous employment agreements and any and all amendments thereto, whether written or oral, and understandings and discussions relating to similar subjects, between Lamberth and the Company, LSI, or any related company or entity;

         NOW, THEREFORE, in consideration of the provisions and of the mutual convenants contained herein, the parties agree as follows:

         1. Until such time as Lamberth's role in connection with the integration of LSI into the Company has been completed (as determined in the sole discretion of L. Dan Thompson, the Company's President and Chief Executive Officer), or at a time determined in the sole discretion of L. Dan Thompson, the Company's President and Chief Executive Officer, or until October 31, 1999, whichever occurs later, the Company hereby agrees to employ Lamberth. During this period of time, Lamberth hereby agrees to perform such job duties and functions as may be reasonably determined and assigned to him from time-to-time by L. Dan Thompson, the Company's President and Chief Executive Officer. During this period of time, Lamberth agrees that he will devote his full time, attention, knowledge, and skill exclusively to the loyal service of the Company and will use his best efforts to carry out all of the duties and responsibilities that are or may be assigned to him; however, Lamberth will be provided with reasonable time to conduct a job search. During this period of time, the Company will provide Lamberth with the compensation and benefits described below:

                  (a) Salary. An annual salary of $187,500.00, less legally required deductions and withholdings, payable to Lamberth at regular periodic payroll intervals in accordance with the Company's normal payroll practices.

                  (b) Vacation. Lamberth shall be entitled to two (2) weeks vacation per year and an additional two (2) weeks paid leave per year.

                  (c) Incentive Compensation. Lamberth shall be eligible to participate in the Company's annual discretionary bonus program.

                  (d) 401(k) Plan. Lamberth will be eligible to participate in the Company's 401(k) plan as per 401(k) plan policy.

                  (e) Annuity. The Company shall reimburse Lamberth approximately $13,000 in payment of the 1999 premium for an existing universal benefit policy. If Lamberth is still employed by the Company in October 2000 or October of any succeeding year, the Company shall reimburse Lamberth approximately $13,000 each year in payment of the premium for the existing universal benefit policy.

                  (f) Insurance Benefits. Lamberth shall be eligible to participate in all employee benefit plans or programs of the Company to the extent that his position, title, tenure, salary, age, health, and other qualifications make him eligible to participate. The Company does not guarantee the adoption or continuance of any particular employee benefit plan or program during the period of time covered by this Agreement, and Lamberth's participation in any such plan or program shall be subject to the provisions, rules, and regulations applicable thereto.

                  (g) Employment-Related Expenses. The Company shall pay or reimburse Lamberth for all reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties pursuant to this Agreement, subject to the presentment of appropriate vouchers in accordance with the Company's normal policies for expense verification.

         2. Lamberth will resign all officer, director, and other positions with the Company and LSI, including, but not limited to, Chief Operating Officer of the Company and President and Chief Executive Officer of LSI, as of the close of business on the date Lamberth's role in connection with the integration of LSI into the Company has been completed (as determined in the sole discretion of L. Dan Thompson, the Company's President and Chief Executive Officer), or at a time determined in the sole discretion of L. Dan Thompson, the Company's President and Chief Executive Officer, or as of the close of business on October 31, 1999, whichever occurs later (hereinafter "the

Resignation Date"). The Company will accept Lamberth's resignation of all officer, director, and other positions with the Company and LSI as of such date and time.

         3. The parties agree that Lamberth's employment with the Company and LSI may be terminated PRIOR to the Resignation Date as set forth below:

                  (a) Notwithstanding any other provision contained in this Agreement, the parties agree that Lamberth's employment automatically will terminate in the event of Lamberth's death.

                  (b) In the event Lamberth becomes mentally or physically disabled, Lamberth's employment will terminate as of the date such disability is established. As used in this Agreement, "disability" means that Lamberth sustains a disability which is serious enough that he is not able to perform the essential functions of his job, with or without reasonable accommodations, and defined by various state and federal disability laws. Lamberth shall be presumed to have such a disability for the purposes of this Agreement if Lamberth qualifies, because of injury, illness, or incapacity, to begin receiving disability income insurance payments under the long-term disability income insurance policy that the Company maintains for the benefit of its officers generally. If there is no such policy in effect at the date of Lamberth's injury, illness, or incapacity, Lamberth shall be presumed to have such a disability for the purpose of this Agreement if Lamberth is substantially incapable of performing his duties for a period of more than twelve (12) weeks.

                  (c) The Company may terminate Lamberth's employment for cause without notice to Lamberth. For purpose of this Agreement, "cause" shall mean Lamberth:

                           (i) has engaged in any willful and material
                  misconduct, including willful and material failure to perform his duties as an officer or employee of the Company, and has failed to cure such default within thirty (30) days after receipt of written notice of such conduct from the Company; or

                           (ii) has committed fraud, misappropriation, or
                  embezzlement with the Company's business or assets; or

                           (iii) has been convicted or pleaded nolo contendere
                  to criminal misconduct (excluding misdemeanors or traffic violations); or

                           (iv) has used narcotics, liquor, or illicit drugs
                  resulting in a detrimental effect on the performance of his employment responsibilities.

                  (d) Notwithstanding the provisions of subparagraph 3(c) above, the Company may terminate Lamberth's employment for any reason, whether or not such reason constitutes cause, so long as the Company complies with the provisions of paragraph 10 below.

                  (e) Lamberth may terminate his employment with the Company for good reason. For purposes of this Agreement, "good reason" shall mean a material diminution in Lamberth's duties and responsibilities such that he is no longer an executive management employee of the Company.

                  (f) Lamberth may terminate his employment with the Company for any reason upon thirty (30) days written notice to the Company.

         4. The parties agree that, should Lamberth's employment with the Company be terminated by reason of Lamberth's death as set forth in subparagraph 3(a) above, his wife, or if she is no longer living, then his estate, shall be entitled to receive any salary earned prior to such termination and a pro rata amount of any bonus earned prior to such termination. In addition, Lamberth's wife, or if she is no longer living, then Lamberth's estate shall be eligible to receive the payments and benefits set forth in paragraph 10 below. However, the Company shall have no obligation to provide those payments or benefits to Lamberth's wife or estate until Lamberth's wife or a representative of Lamberth's estate executes a general release of claims in a form acceptable to the Company and until any required recission and revocation periods have passed without Lamberth's wife or a representative of Lamberth's estate exercising her or his recission and revocation rights.

         5. The parties agree that, should Lamberth's employment with the Company be terminated by reason of Lamberth's disability as set forth in subparagraph 3(b) above, Lamberth shall be entitled to receive any salary earned prior to such termination and a pro rata amount of any bonus earned prior to such termination. In addition, Lamberth shall be eligible to receive the payments and benefits set forth in paragraph 10 below. However, the Company shall have no obligation to provide those payments and benefits to Lamberth until after Lamberth has executed the General Release attached hereto as Exhibit A and until after the recission and revocation periods contained in paragraph 3 of the General Release attached hereto as Exhibit A have passed without Lamberth exercising his recission and revocation rights. The amount of payments and benefits due under paragraph 10 below shall be reduced by any payments to which Lamberth may be entitled for the same period because of disability under any disability or pension plan or program of the Company or as a result of any workers' compensation or non-occupational disability payments received by Lamberth from any governmental entity.

         6. The parties agree that, should Lamberth's employment with the Company be terminated for good cause as set forth in subparagraph 3(c) above, no further payments or benefits shall be required to be paid or provided by the Company to Lamberth under paragraph 10 below or any other provision of this Agreement except for Lamberth's salary earned prior to such termination.

         7. The parties agree that, should Lamberth's employment with the Company be terminated without good cause as set forth in subparagraph 3(d) above, Lamberth shall (1) be entitled to receive any salary earned prior to such termination and (2) a pro rata amount of any bonus earned prior to such termination. In addition, Lamberth shall be entitled to receive the payments and benefits provided for in paragraph 10 below. However, the Company shall have no obligation to provide those payments and benefits to Lamberth until after Lamberth has executed the General Release attached hereto as Exhibit A and until after the recission and revocation periods contained in paragraph 3 of the General Release attached hereto as Exhibit A have passed without Lamberth exercising his recission and revocation rights.

         8. The parties agree that, should Lamberth's employment with the Company be terminated for good reason as set forth in subparagraph 3(e) above, Lamberth shall be entitled to receive any salary earned prior to such termination and a pro rata amount of any bonus earned prior to such termination. In addition, Lamberth shall be entitled to receive the payments and benefits provided for in paragraph 10 below. However, the Company shall have no obligation to provide those payments and benefits to Lamberth until after Lamberth has executed the General Release attached hereto as Exhibit A and until after the recission and revocation periods contained in paragraph 3 of the General Release attached hereto as Exhibit A have passed without Lamberth exercising his recission and revocation rights.

         9. The parties agree that, should Lamberth's employment with the Company be terminated by Lamberth as set forth in subparagraph 3(f) above, no further payments or benefits shall be required to be paid or provided by the Company to Lamberth under paragraph 10 below, or any other provision of this Agreement except for Lamberth's salary earned prior to such termination.

         10. As consideration for Lamberth's promises and obligations under this Agreement, including, but not limited to, Lamberth's agreement to release any and all claims against the Company as provided in paragraph 15 of this Agreement and Exhibit A to this Agreement, and subject to the terms hereof, the Company agrees as follows:

                  (a) The Company, after the Resignation Date, will continue, as separation pay, Lamberth's then current annual gross salary, less legally required deductions and withholding, for a period terminating twelve (12) months after the Resignation Date. This separation pay will be paid to Lamberth at regular, periodic payroll intervals in accordance with the payroll practices in effect immediately before Lamberth's resignation. The amount of the separation pay shall not be reduced by any compensation earned by Lamberth as a result of any employment by any other employer and/or consulting work.

                  (b) Following the Resignation Date, for the period of time Lamberth is receiving separation pay from the Company, Lamberth may participate in, at the Company's expense, the group health insurance plans or programs Lamberth participates in at the time of Lamberth's resignation, including, if applicable, coverages then in effect for Lamberth's family members; provided that: (i) if the Company determines that such participation would have adverse effect on the underwriting, regulatory, or tax treatment intended for such plans or programs, then the Company may, at its option and expense, make other arrangements which will provide Lamberth and such family members with comparable benefits; and (ii) the Company's obligation to provide health benefits shall terminate when (a) Lamberth is covered under another company's group health plan, (b) Lamberth is eligible (whether or not covered) under Medicare, or (c) Lamberth dies. The benefits described herein shall be in addition to any rights Lamberth has under federal or state law, including COBRA.

                  (c) The Company agrees to provide Lamberth with a letter of reference in the form of the letter attached hereto as Exhibit B.

                  (d) The Company will allow Lamberth to retain the laptop computer provided to him by the Company.

                  (e) All of items of remuneration or benefit not specifically mentioned in subparagraphs 10(a) through 10(d) above, including, but not limited to, unused or accrued vacation, bonuses, and commissions are included in said separation pay and benefits, and, other than as set forth in paragraphs 4, 5, 7, and 8 above, Lamberth has no further claim to any other items of remuneration or benefits following the Resignation Date.

         11. As an essential inducement to the Company to enter into this Agreement, Lamberth agrees as follows:

                  (a) Lamberth acknowledges that, during his employment with the Company and LSI, he was exposed to, or acquired, confidential information as defined in this subparagraph. Lamberth understands and agrees that such confidential information was disclosed to him in confidence and for the sole benefit of the Company and LSI. Lamberth agrees that he will : (i) diligently protect the confidentiality of all confidential information; (ii) not disclose or communicate any confidential information to any third party without the consent of the Company; and (iii) not make use of confidential information on his own behalf or on behalf of any third party. When confidential information becomes generally available to the public by means other than Lamberth's acts or omissions, it is no longer subject to this subparagraph. Lamberth expressly acknowledges that the undertaking set forth in this subparagraph shall survive indefinitely, notwithstanding the expiration or termination of other agreements or duties in this Agreement. As used in this Agreement, "confidential information" means information not generally known that is proprietary to the Company and/or LSI. This information includes, but is not limited to, trade secret information about the Company's and/or LSI's processes, products, and business, such as information relating to research, development, manufacture, purchases, accounting, engineering, marketing, merchandising, selling, leasing, servicing, customers, finance, and business systems and techniques. This information also includes, but is not limited to, written lists of the customers of the Company and/or LSI. All information which was disclosed to Lamberth or to which Lamberth obtained access, during the period of his employment, that he had reasonable basis to be confidential information shall be presumed to be confidential information. This applies whether the confidential information was originally identified by Lamberth or others.

                  (b) Upon the Resignation Date, Lamberth shall deliver promptly to the Company all records, manuals, books, forms, documents, letters, memoranda, notes, notebooks, reports, data, computer files, tables, calculations, or copies thereof that are the property of the Company or which relate in any way to the business, products, or practices of the Company, and all other property including, but not limited to, all documents or databases which in whole or in part contain trade secrets or confidential information of the Company which are in Lamberth's possession or control.

                  (c) In the event of a breach or threatened breach by Lambert of the provisions of subparagraphs 11(a) and/or 11(b) above, during or after the term of this Agreement, the Company shall be entitled to injunctive relief restraining Lamberth from violation of such subparagraph. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedy at law or in equity it may have in the event of breach or threatened breach of such subparagraphs by Lamberth.

         12. Lamberth agrees that he will cooperate with the Company and LSI with respect to any claims or lawsuits brought or threatened to be brought against the Company and/or LSI and their predecessors, successors, assigns, subsidiaries, and affiliates, and their officers, directors, employees, and agents, which claims or lawsuits relate to or involve Lamberth's employment by the Company and/or LSI or any transactions, decisions, or actions of the Company and/or LSI in which Lamberth was involved while an employee (hereinafter the "Covered Subjects"). As part of Lamberth's agreement to cooperate, Lamberth agrees to make himself available upon reasonable notice at mutually agreeable times to discuss with the Company and/or LSI and their counsel issues related to litigation or potential litigation exposure with respect to Covered Subjects. Lamberth also agrees to appear without subpoena for deposition or testimony at the request of the Company and/or LSI in connection with claims or lawsuits relating to Covered Subjects. The Company and LSI agree that, when their requests require Lamberth to travel, they will pay Lamberth's reasonable expenses, including "out-of-pocket" expenses and documented lost wages consistent with the Company's policy governing reimbursement to its employees.

         13. Lamberth shall not initiate any press releases or solicit any news coverage with respect to Lamberth's separation from the Company and LSI or this Agreement.

         14. Lamberth will not make any remarks, whether written or oral, disparaging of the Company and/or LSI, their officers, directors, or employees.

         15. By this Agreement, Lamberth intends to settle any and all claims that he has or may have against the Company and/or LSI as a result of the Company's and/or LSI's hiring Lamberth, Lamberth's employment with the Company and/or LSI, or the cessation of Lamberth's employment with the Company and/or LSI, or any act, occurrence, or omission occurring prior to the date of this Agreement. For the consideration expressed herein, Lamberth hereby releases, acquits, satisfies, and forever discharges the Company and LSI, their predecessors, successors, assigns, parents, affiliates, subsidiaries, and related companies, their officers, directors, shareholders, agents, servants, employees, and insurers from all liability for damages and agrees not to institute any claim for damages, nor authorize any other party, governmental or otherwise, to seek individual remedies for Lamberth via administrative or legal proceedings. Lamberth's release of claims is intended to extend to and include, among other things, claims of any kind arising under or based upon the Minnesota Human Rights Act, Minn. Stat. ss.ss. 363.01, et seq., the California Fair Employment and Housing Act, Cal. Gov't Code ss. 12900, et seq.; Title VII of the Civil Rights Act, 42 U.S.C. ss.ss. 2000e, et seq.; the Age Discrimination in Employment Act, 29 U.S.C. ss.ss. 621, et seq.; the Employee Retirement Income Security Act of 1973, 29 U.S.C. ss.ss. 1001, et seq.; the Americans with Disabilities Act, 42 U.S.C. ss.ss. 12101, et seq.; and any other federal, state, or local law, rule, or regulation prohibiting employment discrimination or otherwise relating to employment; and any claims based upon, among other things, common law theories of recovery, including, but not limited to, those in contract, quasi-contract, or tort; and any claims based upon any other theory, whether legal or equitable, arising from or related to any matter or fact arising prior to the signing this Agreement, including, but not limited to, any matter or fact arising out of the events giving rise to this Agreement.

         16. Lamberth acknowledges that he is familiar with the provisions of California Civil Code ss. 1542 and, to the extent California Civil Code ss. 1542 is applicable to this

Agreement, he waives California Civil Code ss. 1542 to the full extent permitted by law. California Civil Code ss. 1542 states:

         A general release does not extend to claims which the creditor does not know or expect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Lambert waives any and all rights and benefits conferred by any law of any state or territory of the United States or any foreign country, or principle of common law, which is similar, comparable, or equivalent to California Civil Code ss. 1542.

         17. Lamberth has been informed of his right to revoke this Agreement insofar as it extends to potential claims under the Age Discrimination in Employment Act, 29 U.S.C. ss.ss. 621, et seq., by informing the Company of his intent to revoke this Agreement within seven (7) calendar days after his execution of this Agreement.

         Lamberth has been informed of his right to rescind this Agreement insofar as it extends to potential claims under the Minnesota Human Rights Act, Minn. Stat.ss.ss. 363.01, et seq., by written notice to the Company within fifteen (15) calendar days after his execution of this Agreement. Lamberth has been informed and he understand that any such recission must be in writing and delivered to the Company in care of Joe Bennett, Esq., by hand or mail within the applicable time period. If delivered by mail, the recission must be: (i) postmarked within the applicable period; (ii) sent by certified mail, return receipt requested; and (iii) addressed as follows: Joe Bennett, Esq., Minnesota Corn Processors, Inc., 901 North Highway 59, Marshall, MN 56258-2744.

         18. Lamberth has also been informed that the terms of this Agreement will be open for acceptance and execution by him for a period of twenty-one (21) days during which time he may consult with an attorney and consider whether to accept this Agreement. Changes to this Agreement, whether material or immaterial, will not restart the running of this twenty-one (21) day acceptance period.

         19. Lamberth understands that, in the event of any such revocation or recission as provided for in paragraph 17 above, the Company may, at its option, either nullify this Agreement in its entirety or keep it in effect as to all claims not revoked or rescinded in accordance with the revocation or recission provisions of paragraph 17 above. In the event the Company opts to nullify the entire Agreement, Lamberth understands that the Company will have no obligations under this Agreement to him or others whose rights derive from him, and Lamberth agrees to repay to the Company any payments made to him or benefits conferred upon him pursuant to this Agreement prior to the date of revocation or recission.

         20. As a condition precedent to the rights and benefits conferred under this Agreement, Lamberth agrees to execute, on the Resignation Date, the General Release attached hereto as Exhibit A and by this reference incorporated herein. The Company shall have no obligations to Lamberth under this Agreement until after Lamberth has executed the General Release attached hereto as Exhibit A, and until after the revocation and recission periods contained in paragraph 3 of the General Release attached hereto as Exhibit A have passed without Lamberth exercising his revocation and recission rights. Lamberth understands that, in the event of any such revocation or recission as provided for in paragraph 3 of the General Release attached hereto as Exhibit A, the Company may, at its option, either nullify this Agreement in its entirety or keep it in effect as to all claims not revoked or rescinded in accordance with the revocation or recission provisions of paragraph 3 of the General Release attached hereto as Exhibit A. In the event the Company opts to nullify the entire Agreement, Lamberth understands that the Company will have no obligations under this Agreement to him or others whose rights derive from him, and Lamberth agrees to repay to the Company any payments made to him or benefits conferred upon him pursuant to this Agreement prior to the date of revocation or recission.

         21. If Lamberth breaches any material obligation imposed under this Agreement, including, but not limited to, the covenants set forth in paragraph 11 above, the Company shall have the right to terminate this Agreement and all further obligations the Company has under this Agreement to Lamberth or to others whose rights may derive from him will cease.

         22. This Agreement (including the attached Exhibits A and B) contains the entire understanding between the parties with respect to the subject matter of this Agreement. This Agreement supersedes, terminates, replaces, and supplants the terms and conditions of any and all other agreements and any and all amendments thereto, whether written or oral, and discussions and understandings between the parties relating in any way to the hiring or employment of Lamberth by the Company and/or LSI or the cessation of such employment.

         23. This Agreement may not be modified, altered, or amended except by an instrument in writing, signed by the parties hereto. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless it is specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

         24. Lamberth agrees to keep the terms and existence of this Agreement confidential (with the exception of the provisions of paragraph 11 above and the contents of Exhibit B) and agrees not to disclose any such information to any person other than his present or future attorneys, accountants, tax advisors, immediate family, or as may be required in response to a court order, subpoena, or valid inquiry by a government agency or regulator. Lamberth further agrees that if any information concerning the terms or existence of this Agreement is revealed as permitted by this paragraph, he shall inform the recipient of the information that it is confidential.

         25. The validity, interpretation, construction, performance, enforcement, and remedies of or relating to this Agreement, and the rights and obligations of the parties hereunder, shall be governed by the laws of the State of Minnesota.

         26. Lamberth and the Company agree that this Agreement is not an admission by the Company of any wrong doing or of any acts that might be considered a violation of a federal, state, or local law, rule, or regulation, or a breach of any agreement, with respect to the employment of Lamberth or otherwise, and that this Agreement should not be interpreted as such.

         27. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under the present or future laws, rules, or regulations, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

         28. Lamberth may not assign any of his rights, or delegate any of his duties or obligations under this Agreement. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors (by purchase, merger, consolidation, or otherwise) and assigns of the Company. In the event Lamberth dies before all payments due to him under this Agreement have been made, then all such payments shall continue to be made to his wife, or, if she is no longer living, then to his estate.

         29. Lamberth has read this Agreement and agrees to the conditions and obligations set forth. Further, Lamberth agrees that he has had adequate time to consider the terms of this Agreement, that he is voluntarily entering into this Agreement with a full understanding of its meaning, and that he has been advised to consult with an attorney prior to the signing of this Agreement.

         30. Lamberth understands and agrees that the Employment and Separation Agreement and General Release will not constitute a binding and an effective Agreement until both the Employment and Separation Agreement and General Release are signed by L. Dan Thompson, the Company's President and Chief Executive Officer.

         IN WITNESS WHEREOF, Lamberth and the Company, acting through its Board of Directors after due consideration and authorization, have executed this Agreement by their signatures below.



Date:   June 25, 1999                  /s/ George A. Lamberth
      -----------------                -----------------------------------------
                                       George A. Lamberth


                                       MINNESOTA CORN PROCESSORS, INC.


Date:   June 28, 1999                  By:  /s/ L. Dan Thompson
      -----------------                     ------------------------------------
                                       Its: President
                                            ------------------------------------


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


                                                                       EXHIBIT A

                                GENERAL RELEASE

         This General Release is made and entered into as of the 2nd day of September, 1999, by and between Minnesota Corn Processors (hereinafter "the Company") and George A. Lamberth (hereinafter "Lamberth").

         WHEREAS, Lamberth and the Company are parties to an Employment and Separation Agreement (hereinafter "Agreement") dated June 28, 1999;

         WHEREAS, Lamberth and the Company intend to settle any and all claims that Lamberth may have against the Company as a result of any act, occurrence, omission occurring subsequent to the signing of the Agreement and prior to the signing of this General Release, including, but not limited to, any matter or fact arising out of the events giving rise to the Agreement or this General Release;

         WHEREAS, under the terms of the Agreement, which Lamberth agrees is fair and reasonable, Lamberth agreed to enter into this General Release as a condition precedent to the separation payments and benefits conferred under the Agreement;

         NOW, THEREFORE, in consideration of the provisions and the mutual covenants contained herein, the parties agree as follows:

         1. For the consideration expressed in the Agreement, Lamberth intends to settle any and all claims that he has or may have against the Company and Liquid Sugars, Inc. (hereinafter "LSI") as a result of the Company's and/or LSI's hiring Lamberth, Lamberth's employment with the Company and/or LSI, or the cessation of Lamberth's employment with the Company and/or LSI, or any act, occurrence, or omission occurring subsequent to the signing of the Agreement and prior to the signing of this General Release, including, but not limited to, any matter or fact arising out of the events giving rise to the Agreement or this General Release. For the consideration expressed in the Agreement, Lamberth hereby releases, acquits, satisfies, and forever discharges the Company and LSI, their predecessors, assigns, parents, affiliates, subsidiaries, and related companies and their officers, directors, shareholders, agents, servants, employees, and insurers from all liability for damages and agrees not to institute any claim for damages, nor otherwise authorize any other party, governmental or otherwise, to seek individual remedies for Lamberth via administrative or legal proceedings. Lamberth's release of claims is intended to extend to and include, among other things, claims of any kind arising under or based upon the Minnesota Human Rights Act, Minn. Stat. ss.ss. 363.01, et seq.; the California Employment and Housing Act, Cal. Gov't Code ss. 12900, et seq.; Title VII of the Civil Rights Act, 42 U.S.C. ss.ss. 2000e, et seq.; the Age Discrimination in Employment Act, 29 U.S.C. ss.ss. 621, et seq.; the Employee Retirement Income Security Act of 1973, 29 U.S.C. ss.ss. 1001, et seq.; the Americans with Disabilities Act, 42 U.S.C.

ss.ss. 12101, et seq.; and any other federal, state, or local law, rule, or regulation prohibiting employment discrimination or otherwise relating to employment; any claims based upon, among other things, common law theories of recovery, including, but not limited to, those in contract, quasi-contract, or tort; and any claims based upon any other theory, whether legal or equitable, arising from or related to any matter or fact arising subsequent to the signing the Agreement and prior to the signing this General Release, including, but not limited to, any matter or fact arising out of the events giving rise to the Agreement or this General Release.

         2. Lamberth acknowledges that he is familiar with the provisions of California Civil Code ss. 1542 and, to the extent California Civil Code ss. 1542 is applicable to this General Release, he waives California Civil Code ss. 1542 to the full extent permitted by law. California Civil Code ss. 1542 states:

         A general release does not extend to claims which the creditor does not know or expect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Lamberth waives any and all rights and benefits conferred by any law of any state or territory of the United States or any foreign country, as principle of common law, which is similar, comparable, or equivalent to California Civil Code ss. 1542.

         3. Lamberth has been informed of his right to revoke this General Release insofar as it extends to potential claims under the Age Discrimination in Employment Act, 29 U.S.C. ss.ss. 621, et seq., by informing the Company of his intent to revoke this General Release within seven (7) calendar days after his execution of this General Release.

         Lamberth has been informed of his right to rescind this General Release insofar as it extends to potential claims under the Minnesota Human Rights Act, Minn. Stat.ss.ss. 363.01, et seq., by written notice to the Company within fifteen (15) calendar days after his execution of this General Release. Lamberth has been informed and he understands that any such recission must be in writing and delivered to the Company in care of Joe Bennett, Esq., by hand or mail within the applicable time period. If delivered by mail, the recission must be:
(i) postmarked within the applicable period; (ii) sent by certified mail, return receipt requested; and (iii) addressed as follows: Joe Bennett, Esq., Minnesota Corn Processors, 901 North Highway 59, Marshall, MN 56258-2744.

         4. Lamberth understands that, in the event of any such revocation or recission as provided for in paragraph 3 of this General Release, the Company may, at its option, either nullify the Agreement in its entirety or keep it in effect as to all claims not revoked or rescinded in accordance with the revocation or recission provision of paragraph 3 of this General Release. In the event the Company opts to nullify the entire Agreement, Lamberth understands that the Company will have no obligations under the Agreement to him or others whose rights derive from him, and Lamberth agrees to repay to the Company any payments made to him or benefits conferred upon him pursuant to the Agreement prior to the date of revocation or recission.

         5. If Lamberth violates any material obligation imposed under either this General Release or the Agreement, including, but not limited to, the covenants set forth in paragraph 11 of the Agreement, the Company shall have the right to terminate the Agreement and all further obligations the Company has or may have under the Agreement to Lamberth or to others whose rights may derive from him will cease.

         6. This General Release shall be binding upon, and inure to the benefit of, Lamberth and the Company and their respective successors and permitted assigns.

         7. Lamberth hereby acknowledges and states that he has read this General Release and the Agreement and that he has been advised to consult with an attorney prior to signing this General Release. Lamberth further represents that he has had adequate time to consider the terms of this General Release and the Agreement, that this General Release is written in language which is understandable to him, that he fully appreciates the meaning of the terms of this General Release, and that he enters into this General Release freely and voluntarily.

         IN WITNESS WHEREOF, Lamberth, after due consideration, has authorized, executed, and delivered this General Release all as of the date first written above.



Date: September 2, 1999                /s/ George A. Lamberth
      -----------------                -----------------------------------------
                                       George A. Lamberth


                                       MINNESOTA CORN PROCESSORS, INC.


Date: June 28, 1999                    By:  L. Dan Thompson
      -----------------                     ------------------------------------
                                       Its: President


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